Exhibit 99.1

FOR IMMEDIATE RELEASE

On2 Technologies, Inc. Announces Restatement of Financial Statements for
Second and Third Quarters of 2007 and Reports Preliminary
Results for 2007 and the First Quarter of 2008

Tarrytown, New York, May 27, 2008 — On2 Technologies, Inc. (AMEX: ONT) today announced that the Audit Committee of the Company’s Board of Directors has determined that the Company’s previously issued financial statements for the second and third quarters of 2007 can no longer be relied upon and will be restated due to errors in those financial statements related to the Company’s recognition of revenue. The Company is providing preliminary restated results for the second and third quarters of 2007 and preliminary estimated results for 2007 and the first quarter of 2008.

Non-Reliance on and Restatement of Financial Statements for Second and Third Quarters of 2007

The Audit Committee reached its determination following the completion of its review of five sales accounts of the Company. The Audit Committee’s review commenced after the Audit Committee was informed by management that certain documentation provided to the Company, relating to two sales accounts for which revenue had been recognized in the third quarter of 2007, had been falsified. Management made this discovery during the preparation of the Company’s 2007 annual financial statements. The Audit Committee concluded, with respect to four of the accounts, including the two sales accounts previously mentioned, that the Company incorrectly recognized revenue of $185,000 for the second quarter of 2007 and $589,000 for third quarter of 2007. The Audit Committee also concluded, with respect to the fifth account, that the Company should establish an additional bad debt reserve of approximately $383,000 in the fourth quarter of 2007. In addition, during the preparation of the Company’s 2007 annual financial statements, prior to discovery of the falsified documentation mentioned above, management determined that revenue of $42,000 had been incorrectly recognized in the third quarter of 2007.

The Audit Committee has discussed the matters disclosed herein with respect to non-reliance on, and the restatement of, the Company’s previously issued financial statements with the Company’s management, other members of the Board of Directors and the Company’s independent registered public accounting firm.

The Company intends to restate the previously issued financial statements and amend its previously filed Forms 10-Q for the quarters ended June 30, 2007, and September 30, 2007, as soon as practicable.

On a preliminary basis, the Company estimates that the restatements will affect the Company’s previously reported financial results as follows:

	Three months ended June 30, 2007			Six months ended June 30, 2007
	(unaudited)			(unaudited)
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated

Revenue	$2,554,000	$(185,000)	$2,369,000	$5,369,000	$(185,000)	$5,184,000

Income (loss) from operations	$(145,000)	$(185,000)	$(330,000)	$51,000	$(185,000)	$(134,000)

Net loss	$(2,820,000)	$(185,000)	$(3,005,000)	$(3,541,000)	$(185,000)	$(3,726,000)

Net loss attributable to common shareholders	$(2,838,000)	$(185,000)	$(3,023,000)	$(3,612,000)	$(185,000)	$(3,797,000)

Basic and diluted net loss attributable to common shareholders per common share	$(0.03)	$--	$(0.03)	$(0.03)	$(0.01)	$(0.04)

	Three months ended September 30, 2007			Nine months ended September 30, 2007
	(unaudited)			(unaudited)
	As Reported	Adjustment[1]	As Restated	As Reported	Adjustment[1]	As Restated

Revenue	$2,566,000	$(631,000)	$1,935,000	$7,935,000	$(816,000)	$7,119,000

Loss from operations	$(486,000)	$(631,000)	$(1,117,000)	(435,000)	$(816,000)	$(1,251,000)

Net loss	$(368,000)	$(631,000)	$(999,000)	$(3,909,000)	$(816,000)	$(4,725,000)

Net loss attributable to common shareholders	$(375,000)	$(631,000)	$(1,006,000)	$(3,987,000)	$(816,000)	$(4,803,000)

Basic and diluted net loss attributable to common shareholders per common share	$(0.00)	$(0.01)	$(0.01)	$(0.04)	$--	$(0.04)

 1 Under the Company’s revenue recognition practice, revenue from post-contract support is recognized ratably over the period during which the Company is obligated to deliver support, which is usually a 12-month period. For Accounts 3 and 4, the Company previously recognized $6,000 and $3,000 respectively in revenue for post-contract support in the third quarter.

The Company has not completed the restatements of its financial statements for these periods and the results provided in the foregoing tables reflect the Company’s preliminary estimates based on currently available information. In addition, the Company’s independent registered public accounting firm has not completed its review of these restated financial statements. Until these matters are completed, the Company’s preliminary estimates for the restated periods are subject to change. Any changes to the preliminary estimates herein, as well as additional items that may be identified, could be material to the Company’s restated financial statements for these periods.

The revenue that was incorrectly recognized during these periods will be recognized on a cash basis when and if collected. As of the date hereof, only a portion of the amounts owed in connection with Account 4, defined below, has been collected.

It is anticipated that the expected adjustments in the second and third quarters of 2007 will affect two of the elements of cash flow from operations, increasing net loss and decreasing accounts receivable each in the amount of the respective adjustments for the periods.

Audit Committee Review

On May 26, 2008, the Audit Committee determined that the financial statements in the Company’s Quarterly Reports on Form 10-Q for the three months ended June 30 and September 30, 2007, cannot be relied upon. The Audit Committee reached this determination based on its review of the Company’s sales to five accounts and its conclusion that the Company’s revenue recognition as to four of those accounts did not comply with applicable accounting principles. One account of $300,000 ($280,000 for software and $20,000 for post-contract support), of which $280,000 was recognized in the third quarter of 2007, which represented approximately 10.9% of the previously-reported revenues for that quarter and 2.00% of revenues for the year ending December 31, 2007 (“Account 1”); a second account of $320,000 ($300,000 for software and $20,000 for post-contract support), of which $300,000 was recognized in the third quarter 2007, which represented approximately 11.7% of the previously-reported revenues for that quarter and 2.1% of revenues for the year ending December 31, 2007 (“Account 2”); a third account of $150,000 ($125,000 for software and $25,000 for post-contract support), of which $125,000 was recognized in the second quarter 2007, which represented approximately 4.9% of the previously-reported revenues for that quarter and 0.88% of revenues for the year ending December 31, 2007 (“Account 3”); and a fourth account of $70,000 ($60,000 for software and $10,000 for post-contract support), of which $60,000 was recognized in the second quarter of 2007, which represented approximately 2.4% of the previously-reported revenues for that quarter and 0.42% of revenues for the year ending December 31, 2007 (“Account 4”). With respect to the fifth account (“Account 5”) reviewed by the Audit Committee, the Company is establishing a bad debt reserve in the fourth quarter of 2007 in the amount of $383,000, which reflects revenues that had previously been recognized in the first three quarters in 2007.

Pursuant to American Institute of Certified Public Accountants’ Statement of Position (SOP) 97-2, Software Revenue Recognition (“SOP 97-2”) and Staff Accounting Bulletin No. 104 (“SAB 104”) one element of revenue recognition is consideration of whether the collectibility of sales revenue is reasonably assured (i.e., whether the purchaser is creditworthy with respect to that transaction). During the 2007 year-end audit process, management learned that the creditworthiness of Account 1 and Account 2, both of which were European customers, had been assessed, and approximately $580,000 in revenue had been recognized in the third quarter 2007, based upon falsified documentation that the Company received. The Company learned of the falsified documentation when the sales representative (the “Sales Representative”) responsible for Accounts 1 and 2 (who was employed by an outsourcing company that the Company initially retained in 2006, and with whom the Company had a contract that was terminated in April 2008 as a result of this review) admitted to the Company’s Executive Vice-President, Legal and Business Affairs, to falsifying documentation purporting to establish the creditworthiness of Account 1. The documentation purporting to establish the creditworthiness of Account 2 was subsequently determined to be false, although the identity of the person or persons responsible for falsifying such documentation was not ascertained during the Audit Committee review.

After determining that the documentation purporting to support the creditworthiness of Accounts 1 and 2 was false, management informed the Audit Committee, which then commenced its review. The Audit Committee’s review focused exclusively on the following issues: (1) whether the false documentation identified with respect to Accounts 1 and 2 was limited to those accounts, or whether it affected other accounts that were either affiliated with the Sales Representative or were deemed by management or the Company’s independent registered public accountants to be material to the quarter in 2007 in which revenue for those accounts had been recognized (Accounts 3, 4 and 5); (2) whether the Sales Representative falsified documentation for his own financial benefit and/or at the direction, or with the knowledge, of Company management; and (3) whether information obtained during the review indicated that Accounts 1 and 2 were not legitimate transactions.

The Audit Committee conducted its review of Accounts 1 through 5 with the assistance of Latham & Watkins LLP and FTI Consulting, and with the support and cooperation of the Company’s management and personnel. The review was conducted over a period of approximately six weeks, and included collection and review of more than two million pages of documents, as well as interviews of eight members of the Company’s management and sales force teams in the United States and the Sales Representative in Europe.

With respect to Account 1, with which the Company had no previous business relationship, the Audit Committee found no evidence that the Sales Representative personally benefited financially by falsifying documentation concerning the creditworthiness of Account 1. Although the Audit Committee found no evidence that the Sales Representative acted at the direction, or with the knowledge, of Company management in falsifying documentation concerning the creditworthiness of Account 1, it found that the Sales Representative had been directed by senior Company management to obtain evidence of the creditworthiness of Account 1 so that revenue could be recognized in the third quarter of 2007. The Audit Committee also found that the Sales Representative had no training in the applicable revenue recognition accounting principles, and that the Company did not have a practice or policy regarding the types of information that could be used in making a creditworthiness determination pursuant to those accounting principles. In addition, the Audit Committee determined that, although sales revenue from Account 1 was recognized in the third quarter of 2007, evidence relating to creditworthiness was not obtained until the fourth quarter of 2007. As of December 31, 2007, Account 1 had not acknowledged to the Company’s independent registered public accountants that it had entered into a sales contract with the Company. Account 1 has not, to date, taken delivery of the product for which it contracted. The Audit Committee concluded that the sales revenue of $280,000 from Account 1, which was previously recognized in the third quarter of 2007, did not constitute a sale for which revenue could be recognized, and therefore no revenue should have been recognized in the third quarter of 2007 or any other period.

With respect to Account 2, with which the Company had no previous business relationship, the Audit Committee has been unable to determine the identity of the person or persons who falsified documentation concerning the creditworthiness of Account 2. Although the Audit Committee has found no evidence establishing that Company management directed or had knowledge of the falsification of any document, it has found that the Sales Representative had been directed by senior Company management to obtain evidence of the creditworthiness of Account 2 so that revenue could be recognized in the third quarter of 2007. The Audit Committee determined that, although sales revenue from Account 2 was recognized in the third quarter of 2007, evidence relating to creditworthiness was not obtained until the fourth quarter 2007. The Audit Committee also found that the Sales Representative had no training in the applicable revenue recognition accounting principles, and that the Company did not have a practice or policy regarding the types of information that could be used in making a creditworthiness determination pursuant to those accounting principles. Account 2 has acknowledged to the Company’s independent registered public accountants that it had entered into a sales contract with the Company. The Audit Committee has concluded that the sales revenue of $300,000 from Account 2, which was previously recognized in the third quarter of 2007, did not constitute a sale for which revenue could be recognized, and therefore no revenue should have been recognized in the third quarter of 2007 or any other period.

With respect to Accounts 3 and 4, with which the Company did not have previous business relationships, the Audit Committee did not find evidence of falsified documentation. The Audit Committee determined that the Company did not have sufficient evidence to establish the creditworthiness of Accounts 3 or 4 when it recognized approximately $125,000 and $60,000, respectively, in revenue in the second quarter 2007, and that the Company did not have a practice or policy regarding the types of information that could be used in making such creditworthiness determinations. Neither Account 3 or 4 has to date acknowledged its contract to the Company’s auditors, and there is evidence that Account 3 disputes the terms of its contract with the Company. Account 3 has made no payments to the Company. Account 4 has paid a portion of its outstanding receivable, which is now current. The Audit Committee concluded that the sales revenue of $185,000 from Accounts 3 and 4 was untimely recognized in the second quarter of 2007. Account 3 was determined not to constitute a sale for which revenue could be recognized in any period. The revenue from Account 4 is being recognized on a cash basis ($8,000 recognized in the fourth quarter of 2007, $30,000 recognized in the first quarter of 2008 and the remaining outstanding amount of $32,000 to be recognized in the period in which it is paid).

With respect to Account 5, with which the Company had a prior business relationship, the Audit Committee did not find evidence of falsified documentation. The Audit Committee found that the creditworthiness of Account 5 was based on the past credit payment history with the Company. It also found that, when payments associated with Account 5 became past due in 2007, the Company continued selling to Account 5 without re-assessing its creditworthiness until September 2007, when the account was significantly past due. Further sales were suspended in the fourth quarter of 2007. The Audit Committee has concluded that the Company should take a bad debt reserve of $383,000 in the fourth quarter of 2007 in connection with certain of its sales to Account 5.

Material Weaknesses in Internal Control over Financial Reporting

As a result of the determination to restate the Company’s financial statements and in connection with the preparation of its Annual Report on Form 10-K for the year ended December 31, 2007, management is assessing the effectiveness of the Company’s internal control over financial reporting. In connection with this assessment, management has, to date, identified two material weaknesses in the Company’s internal control over financial reporting. Management has identified a material weakness in the Company’s procedures for recognizing revenue, specifically with respect to its procedures for the consideration of the probability that revenue is collectible. This material weakness resulted in the Company’s incorrect recognition of revenue in its financial statements for the second and third quarters of 2007. In addition, management has identified a material weakness in the Company’s control environment, specifically relating to Company’s tone at the top, as evidenced by the control tone and control consciousness of the Company’s chief executive officer, resulting in the override and the possibility of override of controls or interference with the Company’s policies, procedures and internal control over financial reporting.

Because management has not completed its assessment of the Company’s internal control over financial reporting, additional material weaknesses may yet be identified. The Company is required to provide an assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and will provide additional disclosure on these matters in that report.

Preliminary Estimates for 2007 and First Quarter 2008 Results

The Company also reported preliminary estimated unaudited results for 2007 and the unreviewed results for first quarter of 2008. The Company previously announced that it had delayed the filing of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008 as a result of the Audit Committee’s review discussed above. The Company currently expects revenue, operating loss, net loss, net loss attributable to common shareholders and basic and diluted net loss attributable to common shareholders per common share for the year ended December 31, 2007 and the three months ended March 31, 2008 as set forth in the following tables. These estimated results include the estimated results of Hantro Products subsequent to November 1, 2007.

Year ended December 31, 2007
(unaudited)
Revenue	$13,382.000
Loss from operations	$(3,267,000)
Net loss	$(6,759,000)
Net loss attributable to common shareholders	$(6,837,000)
Basic and diluted net loss attributable to common shareholders per common share	$(0.06)

Three months ended March 31, 2008
(unaudited)
Revenue	$4,515,000
Loss from operations	$(4,461,000)
Net loss	$(4,676,000)
Net loss attributable to common shareholders	$(4,676,000)
Basic and diluted net loss attributable to common shareholders per common share	$(0.03)

The Company’s financial statements for these periods are not yet complete and the results provided in the foregoing tables reflect the Company’s preliminary estimates based on currently available information. In addition, the Company’s independent registered public accounting firm has not yet completed its audit of the Company’s financial statements for the year ended December 31, 2007 or its review of the Company’s financial statements for the three months ended March 31, 2008, and such audit and review could result in changes to the financial results indicated above. In particular, the financial statements for the year ended December 31, 2007, include the results from the second and third quarters of 2007, the financial statements for which the Company is in the process of restating and have not been reviewed by the Company’s independent registered public accounting firm. Until these matters are completed, the Company’s preliminary estimates for the restated periods are subject to change. The financial results indicated above are also subject to adjustment based upon the finalization of the Company’s period-end closing and reporting processes. The estimates for any interim period are not necessarily indicative of our operating results for a full year or any future period. The foregoing financial information is not a comprehensive statement of our financial results for the periods for which provided and should therefore be considered together with our full results of operations when published.

The Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 as soon as practicable.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements are introduced by words such as “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “could,” “plan,” “intend” or similar expressions. Forward-looking statements include statements related to the expected results of the Company’s review of contracts, transactions, and revenue; the Company’s ability to restate financial statements and to complete those restatements in a timely and accurate manner; the Company’s ability to complete and make amended filings with respect to prior periods; the Company’s ability to complete and file its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008; the Company’s ability to have its independent registered public accounting firm review restated quarterly financial statements, audit annual financial statements and review quarterly financial statements; the Company’s assessment of internal control over financial reporting and its conformity to applicable requirements, including Section 404 of the Sarbanes-Oxley Act of 2002; the impact of the Audit Committee’s review of the restatement and the disclosure on the amended and periodic reports on the Company’s business operations, its relationships with business partners and employee relations; the anticipated costs and expenses of the Audit Committee’s review and related activities. Actual results of the Company may differ materially from the preliminary estimated results as a result of various risks and uncertainties, including unanticipated accounting issues or audit or review issues regarding the financial statements being restated, audited, or reviewed; inability of the Company or its independent registered public accounting firm to confirm information or data in the Audit Committee’s review; unanticipated issues regarding the review that prevent or delay the Company’s independent registered public accounting firm from relying upon the review or that require additional efforts; the Company’s inability to design or improve internal control over financial reporting to address issues detected in the review; the detection of wrongdoing or improper activities not identified by the Audit Committee’s review; the impact upon operations, business, personnel, legal compliance matters or internal control over financial reporting review, improvement and remediation; difficulties in controlling expenses, including the costs of the review, legal compliance matters or internal control over financial reporting review, improvement and remediation; impact of changes in management or staff levels; as well as other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors Related to Our Business” in the Company’s Form 10-K for the fiscal year ended December 25, 2006, and in the “Management’s Discussion and Analysis” section of the Company’s Form 10-Q for the quarter ended September 30, 2007, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or via the Company’s investor relations web page at http://www.on2.com. The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.